Exhibit 99.1

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                            MAVERICK TUBE CORPORATION
                Announces the Election of Gerald Hage as Director

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     St.  Louis,  January  4,  2005 ---  Maverick  Tube  Corporation  (NYSE:MVK)
announced today that its Board of Directors has elected Gerald Hage as a Director. Mr. Hage, 57, is an experienced business leader and entrepreneur in the oil services industry. In addition to serving in a number of managerial capacities with Baker-Hughes Incorporated, including President of Baker Oil Tools, Mr. Hage has successfully founded, operated and sold two oil service companies over the past fifteen years. He has a B.S. in Industrial Engineering from Northern Illinois University and a M.S. in Management from Lake Forest College.

     According to C. Robert Bunch, the Company's Chairman and Chief Executive Officer, "We are delighted that Gerald Hage has agreed to join Maverick as a director." Mr. Bunch continued, "Gerald brings manufacturing expertise, an intimate knowledge of the oil service industry, and the kind of entrepreneurial vigor and drive we so highly value at Maverick. We look forward to his contributions as an active member of the Maverick team."

     Maverick Tube Corporation is a St. Louis, Missouri, based manufacturer of tubular products used in the energy industry for drilling, production, well servicing and line pipe applications, as well as industrial tubing products (HSS, electrical conduit and standard pipe) used in various applications.

     This news release contains forward-looking information that is based on assumptions that are subject to numerous business risks, many of which are beyond the control of the Company. There is no assurance that such assumptions will prove to be accurate. Actual results may differ from these forward-looking statements due to numerous factors, including those described under "Risk Factors" and elsewhere in Maverick's Form 10-K for its year ended December 31, 2003.